UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

OSHKOSH TRUCK CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (920) 235-9151

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 6, 2006, Oshkosh Truck Corporation (“Oshkosh”) completed its acquisition of JLG Industries, Inc. (“JLG”). Pursuant to an agreement and plan of merger, dated as of October 15, 2006, among Oshkosh, Steel Acquisition Corp., a wholly owned subsidiary of Oshkosh (“Merger Sub”), and JLG, Merger Sub merged with and into JLG, with JLG becoming a wholly owned subsidiary of Oshkosh. Oshkosh purchased JLG for $28 per share in an all cash transaction valued at approximately $3.2 billion.

Item 7.01	Regulation FD Disclosure.

On December 6, 2006, Oshkosh issued a press release announcing that it had completed its acquisition of JLG. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference. The press release also updated Oshkosh’s earnings guidance for fiscal 2007.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit Number	Description

99.1	Oshkosh Truck Corporation Press Release, dated December 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2006	OSHKOSH TRUCK CORPORATION

	By:	/s/ Bryan J. Blankfield
	Name:	Bryan J. Blankfield
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Oshkosh Truck Corporation Press Release, dated December 6, 2006.